Exhibit 99.1

Contacts:

Amber Blaha	Darlene Doyle
NaviSite, Inc.	Lois Paul & Partners
978.946.8647	781.782.5868
ablaha@navisite.com	darlene_doyle@lpp.com
NaviSite Reports Third Quarter Fiscal Year 2006 Results
•	Revenue Growth of 6.2% Over Q2 FY06 and 4.2% Over Q3 FY05

•	Record Quarterly EBITDA of $4.2 million, an Increase of 29% Over Q3 FY05

•	Continued Strong Customer Bookings
Andover, MA. May 30, 2006 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of IT hosting, outsourcing, and professional services for mid- to large-sized organizations, today reported financial results for its third quarter of fiscal year 2006, which ended April 30, 2006.
Revenue for the third quarter of fiscal year 2006 was $27.9 million, an increase of 6.2% from $26.3 million for the second quarter of fiscal year 2006. Revenue for the third quarter of fiscal year 2006 increased 4.2% from $26.8 million in the third quarter of fiscal year 2005, and increased 7.6% for this same period, excluding $0.8 million in revenue recorded in the third quarter of fiscal year 2005 from the Microsoft Business Solutions Software and Professional Services Practice sold in July 2005.
NaviSite recorded $4.2 million of EBITDA, excluding impairment, stock-based compensation and other one-time charges for the third quarter of fiscal year 2006, marking a record EBITDA performance and the Company’s eleventh consecutive quarter of positive EBITDA. The $4.2 million of EBITDA recorded in the third quarter of fiscal year 2006 represents a 46% increase from the $2.9 million of EBITDA recorded in the second quarter of fiscal year 2006 and an increase of 29% from the $3.3 million of EBITDA recorded in the third quarter of fiscal year 2005. Excluding non-cash, stock-based compensation expense of $236,000, NaviSite generated gross profit of $9.0 million, or 32% of revenue, for the third quarter of fiscal year 2006, as compared to $7.5 million, or 28% of revenue, for the same fiscal quarter of 2005 and $7.9 million, or 30% of revenue, for the second quarter of fiscal year 2006. NaviSite recorded a net loss of $3.4 million, or a loss of $0.12 per share, for the third quarter of fiscal year 2006, as compared to a loss of $3.0 million, or a loss of $0.11 per share, for the
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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same fiscal quarter of 2005. Excluding one-time costs related to the Silver Point transaction, fees associated with the terminated public offering and the withdrawn registration statement on Form S-2, and non-cash compensation, net loss for the third quarter of fiscal year 2006 was $1.8 million (a net loss of $0.06 per share) or a net loss reduction of 41% from the third quarter of fiscal year 2005.
The Company’s cash balance at the end of the third quarter of fiscal year 2006 was $0.7 million, down from $1.9 million at the end of the second quarter of fiscal year 2006. The decrease in cash during the third quarter is primarily attributed to the use of operating cash to pay the closing costs associated with the Silver Point transaction. As part of the Silver Point financing facility, NaviSite closed a $3 million revolving credit facility with Silver Point Finance, as well as a $5 million credit facility with Atlantic Investors. There were no borrowings under these revolving credit facilities as of the end of the third quarter of fiscal year 2006.
“The third quarter of fiscal year 2006 was another strong quarter for NaviSite,” said Arthur Becker, CEO, NaviSite. “Our continued revenue growth, record EBITDA performance, and strong customer bookings are indicative of the market need for IT hosting, outsourcing, and professional services, as well as evidence of NaviSite’s ability to meet our customers’ needs. We expect to accelerate this positive momentum in the fourth quarter of fiscal year 2006.”
“We are also pleased about the successful refinancing of our maturing debt during the third quarter,” said John Gavin, CFO, NaviSite. “Our new, five year, $70 million term loan and $3 million revolving credit facility with Silver Point Finance, as well as the $5 million credit facility with Atlantic Investors, have strengthened our balance sheet and will enable the Company to focus on longer-term financial objectives.”
Business highlights for the third quarter of fiscal year 2006 include:
•	Completed the refinancing of our maturing debt with a new facility from Silver Point Finance for a $70 million term loan and $3 million revolving credit facility. NaviSite also closed a $5 million credit facility with Atlantic Investors and restructured the terms of an existing $3 million secured promissory note issued to Atlantic Investors by NaviSite, extending the maturity date to five years and 90 days after the closing date of the Silver Point Finance transaction.

•	Generated record EBITDA of $4.2 million.

•	Achieved strong bookings in our hosting business, booking approximately $522,000 of new monthly recurring revenue in the third quarter of fiscal year 2006, compared to approximately $398,000 of new monthly recurring revenue in the third quarter of fiscal year 2005. The total
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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contract value of hosting and professional services bookings was $23.2 million during the third quarter of fiscal year 2006, compared to $9.5 million during the third quarter of fiscal year 2005.

•	Signed 46 new customers in the third quarter of 2006, including Sling Media, Harmony Information Systems, MaineGeneral Medical Center, and Sapphire Technologies.

•	Maintained low customer churn, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, excluding our major accounts, at 1.0% per month for the quarter, compared to 2.5% per month for the third quarter of fiscal year 2005 and well below NaviSite’s goal of 2% per month.

•	Further expanded NaviSite’s global delivery footprint by growing the India operations to more than 100 people, making the Network Operations Center (NOC) fully-operational in India with failover back to the U.S., and extending our capabilities in remote infrastructure management for messaging, database management, server management, and enterprise application monitoring and management (for Oracle and PeopleSoft applications) in a global model for all customers.

•	Attained Microsoft Gold Certified Partner Status in the Microsoft Partner Program for the fifth consecutive year with competencies in Advanced Infrastructure Services and Microsoft Business Solutions.

•	Launched two new microsites for NaviSite colocation (http://colocation.navisite.com) and dedicated hosting (http://dedicatedhosting.navisite.com) services to provide detailed information to customers and prospective customers when they are making purchasing decisions.
Guidance:
NaviSite projects revenue for the fourth quarter of fiscal year 2006 to be between $29.0 and $29.5 million, expected growth of 5% over the third quarter of fiscal year 2006 and 13% over the fourth quarter of fiscal year 2005. EBITDA, excluding impairment, stock-based compensation and one-time charges, is projected to be between $5.5 and $6.0 million for the fourth quarter of fiscal year 2006.
Conference Call Scheduled for May 31, 2006:
NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite’s third quarter fiscal year 2006 financial results at 9:00 a.m. Eastern Time on May 31, 2006.
Call In Details:
Date and Time: Wednesday, May 31, 2006, 9:00 a.m. Eastern Time
Call In #: 866-713-8567 (International: 617-597-5326)
Enter PIN#: 77925734
Dial In Replay: 888-286-8010 (International: 617-801-6888)
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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Enter PIN#: 47699693
Available 30 minutes following the conclusion of the call and archived through May 31, 2007.
Archived Replay: http://www.navisite.com/earningscalls. Available 24 hours following conclusion of the call.
Call-in and replay details can also be found on NaviSite’s website at
http://www.navisite.com/sublevel.aspx?id=112.
EBITDA
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment, non-cash stock-based compensation and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance. A table reconciling expected net loss to expected EBITDA for the fourth quarter of fiscal year 2006 is also included in this release.
About NaviSite, Inc.
NaviSite provides IT hosting, outsourcing, and professional services for mid- to large-sized organizations. Leveraging a proven set of technologies and extensive subject matter expertise, we deliver cost-effective, flexible solutions that provide responsive and predictable levels of service for our clients’ businesses. Over 900 companies across a variety of industries rely on NaviSite to build, implement and manage their mission-critical systems and applications. NaviSite is a trusted advisor committed to ensuring the long-term success of our customers’ business applications and technology strategies. NaviSite has 14 state-of-the-art data centers and eight major office locations across the U.S., U.K. and India. For more information, please visit www.navisite.com.
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and
EBITDA, success and performance of NaviSite’s product and service offerings, NaviSite’s strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue, or an inability to realize expected synergies or make expected future investments in
NaviSite’ businesses or NaviSite may be unable to raise the necessary funds to meet its payment obligations to Silver Point Finance and other creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties;
NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Quarterly Report on Form 10-Q.
Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2006
EBITDA Summaries

	For the Three Months Ended
	April 30, 2006	April 30, 2005
	Unaudited
	(In thousands)

Net loss, as reported	$(3,448)	$(3,033)

Depreciation	1,989	2,311
Interest expense, net	2,240	1,975
Taxes	293	287
Amortization	1,237	1,420
Non-cash compensation	992	198

EBITDA	3,303	3,158

Impairments	136	(67)
Severance, Avasta settlement and acquisition migration costs	132	179
S2 Fees	600	—
Silverpoint Deal cost	52	—

EBITDA, excluding impairments, severance, Avasta settlement and other one time items	$4,223	$3,270

	For the Nine Months Ended
	April 30, 2006	April 30, 2005
	Unaudited
	(In thousands)

Net loss, as reported	$(10,886)	$(14,241)

Depreciation	5,767	6,814
Interest expense, net	6,178	5,772
Taxes	880	1,052
Amortization	3,710	4,271
Non-cash compensation	3,112	578

EBITDA	8,761	4,246

Impairments	513	1,472
Severance, Avasta settlement and acquisition migration costs	140	1,378
S2 Fees	600	—
Silverpoint Deal cost	52	—

EBITDA, excluding impairments, severance, Avasta settlement and other one time items	$10,066	$7,096

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2006
Reconciliations of Expected GAAP Net Loss to Expected EBITDA

	For the Three Months Ended
	July 31, 2006
	Range Low	Range High
	(In thousands)
Expected Net loss	$(2,199)	$(1,699)
Expected Depreciation	2,048	2,048
Expected Interest expense, net	3,130	3,130
Expected Taxes	294	294
Expected Amortization of intangible assets	1,237	1,237
Expected Non-cash compensation	990	990

Expected EBITDA	$5,500	$6,000

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2006
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2006	April 30, 2005	April 30, 2006	April 30, 2005
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)

Revenue	$27,850	$26,762	$79,524	$83,969
Revenue, related parties	73	34	144	102

Total revenue	27,923	26,796	79,668	84,071

Cost of revenue (includes stock-based compensation expense under SFAS 123R of $236 and $730 for three and nine months ended April 30, 2006, respectively; $0 for comparable periods of 2005	19,125	18,881	55,495	62,335
Impairment, restructuring and other	—	381	—	415

Total cost of revenue	19,125	19,262	55,495	62,750

Gross profit	8,798	7,534	24,173	21,321

Operating expense:
Operating expenses (includes stock-based compensation expense under SFAS 123R of $756 and $2,382 for three and nine months ended April 30, 2006, respectively, $0 for comparable periods of 2005	9,722	8,842	27,906	27,846
Impairment, restructuring and other	136	(448)	513	1,057

Total operating expenses	9,858	8,394	28,419	28,903

Loss from operations	(1,060)	(860)	(4,246)	(7,582)

Other income (expense):
Interest income	137	21	191	49
Interest expense	(2,377)	(1,996)	(6,369)	(5,821)
Other income (expense), net	145	89	418	165

Loss before income tax expense	(3,155)	(2,746)	(10,006)	(13,189)
Income tax expense	(293)	(287)	(880)	(1,052)

Net loss	$(3,448)	$(3,033)	$(10,886)	$(14,241)

Basic and diluted net loss per common share	$(0.12)	$(0.11)	$(0.38)	$(0.51)

Basic and diluted weighted average number of common shares outstanding	28,554	28,463	28,505	28,108

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2006
Condensed Consolidated Balance Sheets

	April 30, 2006	July 31, 2005
	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$732	$6,816
Accounts receivable, less allowance for doubtful accounts of $2,131 and $2,887 at April 30, 2006 and July 31, 2005, respectively	12,146	10,688
Unbilled accounts receivable	510	363
Due from related party	43	101
Prepaid expenses and other current assets	9,002	2,806

Total current assets	22,433	20,774

Non-current assets	79,575	80,403

Total assets	$102,008	$101,177

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts receivable financing line, net	$—	$20,347
Notes payable, current portion	1,171	1,145
Notes payable, current portion, Waythere, Inc.	—	35,361
Notes payable, to Applied Theory Estate, current portion	6,000	6,000
Note payable to related party	—	3,000
Capital lease obligations, current portion	1,978	1,259
Accounts payable	8,730	8,122
Accrued expenses, deferred revenue, deferred other income and customer deposits	15,855	23,100

Total current liabilities	33,734	98,334

Total non-current liabilities	69,056	5,515

Total liabilities	102,790	103,849

Stockholders’ equity (deficit)	(782)	(2,672)
Total liabilities and stockholders’ equity (deficit)	$102,008	$100,117

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2006
Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	April 30, 2006	April 30, 2005
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$(7,209)	$1,079

Net cash used for investing activities	(2,029)	(751)

Net cash provided by (used for) financing activities	8,070	(279)

Net increase (decrease) in cash	(1,168)	49
Cash and cash equivalents, beginning of period	1,900	1,517

Cash and cash equivalents, end of period	$732	$1,566

	For the Nine Months Ended
	April 30, 2006	April 30, 2005
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$(7,713)	$2,597

Net cash used for investing activities	(4,327)	(2,872)

Net cash provided by (used for) financing activities	5,956	(1,354)

Net decrease in cash	(6,084)	(1,629)
Cash and cash equivalents, beginning of period	6,816	3,195

Cash and cash equivalents, end of period	$732	$1,566

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2006
Reconciliation of Non-GAAP financial metrics to GAAP financial metrics

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2006	April 30, 2005	April 30, 2006	April 30, 2005
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)

Revenue	$27,850	$26,762	$79,524	$83,969
Revenue, related parties	73	34	144	102

Total revenue	27,923	26,796	79,668	84,071

Cost of revenue (includes stock-based compensation expense under SFAS 123R of $236 and $730 for three and nine months ended April 30, 2006, respectively, $0 for comparable periods of 2005.)	19,125	18,881	55,494	62,335
Impairment, restructuring and other	—	381	—	415

Total cost of revenue	19,125	19,262	55,494	62,750

Gross profit	8,798	7,534	24,174	21,321

Add back stock-based compensation	236	—	730	—

Non-GAAP Gross profit	9,034	7,534	24,904	21,321

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

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